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                                 EXECUTION COPY

                        PRINCIPAL UNDERWRITER AGREEMENT

THIS AGREEMENT, dated as of January 1, 2013 (this "Agreement") is made by and among Hartford Life Insurance Company ("INSURER"), MML Distributors, LLC ("BROKERDEALER") and solely for the purpose of acknowledging Article III hereof, Massachusetts Mutual Life Insurance Company ("BUYER").

                                  WITNESSETH:

WHEREAS, the Board of Directors of INSURER has made provision for the establishment of one or more separate accounts within INSURER in accordance with the laws of the State of Connecticut, each of which was organized, established and registered as a unit investment trust type investment company (each, a "UIT") with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended ("1940 Act"), such separate accounts and products offered through such separate accounts, as listed on Schedule A; and

WHEREAS, BROKER-DEALER has been appointed by INSURER to form selling groups of duly licensed and registered third party broker-dealers (the "TPBs") to distribute to the public certain group variable annuity products issued by the INSURER (each, a "Contract") registered under the Securities Act of 1933, as amended ("1933 Act").

NOW THEREFORE, in consideration of the mutual agreements made herein, the parties mutually agree as follows:

I.  BROKER-DEALER'S DUTIES

1. BROKER-DEALER shall have the right (but no obligation) to form selling groups of TPBs to distribute the Contracts. In connection with its duties as principal underwriter, BROKER-DEALER is responsible for compliance with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, and state and federal rules and regulations relating to the sales and distribution of the Contract, including without limitation, FINRA requirements. BROKER-DEALER shall not assume any responsibility for continued compliance of the TPBs and their associated persons with applicable laws, including federal and state securities laws, insurance laws, and FINRA rules and requirements.

2. BROKER-DEALER agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell the Contract if any of the foregoing in any way represent the duties, obligations, or liabilities of INSURER as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

3. BROKER-DEALER agrees that it will utilize the then currently effective prospectus relating to a UIT's Contracts in connection with its selling efforts. As to the other types of sales materials, BROKER-DEALER agrees that it will use only sales materials which conform to the

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requirements of federal, state and/or self regulatory organization laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.

4. From and after the date hereof, BROKER-DEALER agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by each UIT and held by, every holder of any security issued pursuant to this Agreement, as required by the Section 26(a)(4) of the 1940 Act.

5. BROKER-DEALER's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of BROKER-DEALER, BROKER-DEALER shall not be subject to liability under a Contract for any act or omission in the course, or connected with, rendering services hereunder.

II.  UIT AND INSURER OBLIGATIONS

1. The UIT reserves the right at any time to suspend or limit the public offering of the Contracts upon 30 days' written notice to BROKER-DEALER, except where the notice period may be shortened because of legal action taken by any regulatory agency.

2. INSURER has prepared or caused to be prepared in accordance with applicable laws registration statements describing the Contracts, together with exhibits thereto (the "Registration Statements"). The Registration Statements include prospectuses (the "Prospectuses") for the Contracts.

3.   The UITs and INSURER agree to advise BROKER-DEALER immediately:

       (a) Of any request by the SEC for amendment of its Registration Statement or for additional information;

       (b) Of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to units of interest issued with respect to the UIT or of the initiation of any proceedings for that purpose;

       (c) Of any other action of the SEC or any authorities of any state or territory, of which it is aware, affecting registration or qualification of the UIT, or rights to offer the Contracts for sale; and

       (d) Of the happening of any material event, if known, which makes untrue any statement in said Registration Statement or which requires a change therein in order to make any statement therein not misleading.

If any event shall occur as a result of which it is necessary to amend or supplement the Registration Statements in order to make the statements therein, in light of the circumstances under which they were or are made, true, complete or not misleading, INSURER shall forthwith

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prepare and furnish to BROKER-DEALER, without charge, amendments or supplements to the Registration Statements sufficient to make the statements made in the Registration Statements as so amended or supplemented true, complete and not misleading in light of the circumstances under which they were made.

INSURER will furnish to BROKER-DEALER such information with respect to each Contract in such form and signed by such of its officers and directors as BROKER-DEALER may reasonably request and will warrant that the statements therein contained when so signed are true and correct. INSURER will also furnish, from time to time, such additional information regarding the UIT's financial condition as BROKER-DEALER may reasonably request.

III.  COMPENSATION

The parties acknowledge that, under the Reinsurance Agreement dated January 1, 2013 (the "Reinsurance Agreement") by and between INSURER and BUYER, INSURER is obliged to pay to BUYER Recoverables (as defined in the Reinsurance Agreement) that it receives from Hartford Securities Distribution Company, Inc. (such Recoverables, "HSD Revenue"). BROKER-DEALER may, by written notice to INSURER, require INSURER to pay BROKERDEALER, as compensation for its services hereunder, all or any part of the HSD Revenue. BUYER acknowledges that any payments of HSD Revenue to BROKER-DEALER hereunder shall extinguish INSURER's obligation to pay such HSD Revenue to BUYER under the Reinsurance Agreement.

IV.  RESIGNATION AND REMOVAL OF PRINCIPAL UNDERWRITER

To the extent permitted under the Reinsurance Agreement, BROKER-DEALER may resign as a Principal Underwriter hereunder, upon 120 days' prior written notice to INSURER. However, such resignation shall not become effective until either the UIT has been completely liquidated and the proceeds of the liquidation distributed through INSURER to the Contract owners or a successor Principal Underwriter has been designated and has accepted its duties.

V.  MISCELLANEOUS

1. This Agreement may not be assigned by any of the parties hereto without the written consent of the other party.

2. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed each respective party as each party may designate in writing from time to time.

3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument, and an executed copy of this Agreement and all amendments hereto shall be kept on file by INSURER and shall be open to inspection any time during the business hours of INSURER.

4. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

5. This Agreement shall be construed and governed by and according to the laws of the State of New York (without regard to conflict of laws principles that might lead to the application of the laws of another jurisdiction).

6. This Agreement may be modified according to the mutual agreement and consent of the parties hereto, consent not to be unreasonably withheld by either party.

7. This Agreement shall become effective from the date first written above and shall continue and remain in effect until its automatic termination in the event of (a) its assignment or

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     (b) the termination of the Reinsurance Agreement, provided that its continuance is specifically approved at least annually by a majority of the members of the board of directors of INSURER.

8. INSURER shall use its reasonable best efforts to procure that the continuance of this Agreement is specifically approved at least annually by a majority of the members of its board of directors pursuant to paragraph 7(b) of this Article V. If this Agreement is terminated as a result of the failure of a majority of the members of the board of directors of INSURER to approve its continuance, INSURER shall use its reasonable best efforts to secure an arrangement reasonably satisfactory to BROKER-DEALER under which BROKER-DEALER would, in compliance with applicable law, obtain the benefits and assume the obligations and bear the economic burdens of this Agreement.

                 [Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                    HARTFORD LIFE INSURANCE COMPANY

                                    By:    /s/ David S. Robinson
                                           -----------------------------------
                                    Name:  David S. Robinson
                                    Title: Sr. Vice President

                 Principal Underwriter Agreement Signature Page

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                                    MML DISTRIBUTORS, LLC:

                                    By:    /s/ Elaine Sarsynski
                                           -----------------------------------
                                    Name:  Elaine Sarsynski
                                    Title  Chief Executive Officer & President

                 Principal Underwriter Agreement Signature Page


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                                    SOLELY FOR THE PURPOSE OF ACKNOWLEDGING
                                    ARTICLE III:

                                    MASSACHUSETTS MUTUAL LIFE INSURANCE
                                    COMPANY

                                    By:    /s/ William Silvanic
                                           -----------------------------------
                                    Name:  William Silvanic
                                    Title: Senior Vice President

                 Principal Underwriter Agreement Signature Page

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SCHEDULE A LIST OF SEPARATE ACCOUNTS AND PRODUCTS OFFERED THROUGH SUCH SEPARATE
ACCOUNTS

FILE TYPE  FILE NUMBER                                          PRODUCT NAME
--------------------------------------------------------------------------------------------------------------------
                         DC VARIABLE ACCOUNT I
N-4        033-19944     HV-1915 -- Group Variable Annuity Contracts
N-4        033-19944     HV-2138 -- Group Variable Annuity Contracts
N-4        033-19947     HV-1009 -- Group Variable Annuity Contracts
                         SEPARATE ACCOUNT TWO
N-4        033-19949     HV-1009 -- Group Variable Annuity Contracts
N-4        033-59541     HV-2025 -- Group Variable Annuity Contracts for Section 403(b) or 408 Plans
N-4        033-19946     HV-1524 -- Group Variable Annuity Contracts (Gardner & White)
N-4        033-19943     HV-1531 -- NQ Variable Account
N-4        033-19948     HV-1008 -- Variable Account QP
                         SEPARATE ACCOUNT ELEVEN
N-4        333-72042     HV-3574 -- PremierSOLUTIONS Standard
N-4        333-72042     HV-5244 -- PremierSOLUTIONS Standard (Series II)
N-4        333-72042     HV-5795 -- PremierSOLUTIONS Standard (Series A)
N-4        333-72042     HV-6779 -- PremierSOLUTIONS Standard (Series A-II)
N-4        333-72042     HV-5776 -- PremierSOLUTIONS Cornerstone
N-4        333-72042     HV-6775 -- PremierSOLUTIONS Cornerstone (Series II)
N-4        333-72402     HV-3572 -- PremierSOLUTIONS State of Connecticut
N-4        333-72042     HV-3573 -- PremierSOLUTIONS Chicago Public Schools
N-4        333-72042     HV-4899 -- PremierSOLUTIONS New Jersey Institutions of Higher Education
N-4        333-72042     HV-7969 -- State of Iowa Retirement Investors Club 403(b)
N-4        333-145655    HV-3739 -- Group Variable Annuity Contracts
N-4        333-151805    HV-6776 -- Premier Innovations(SM)
N-4        333-151805    HV-6778 -- Premier Innovations(SM) (Series II)
N-4        333-151805    HV-6777 -- Hartford 403(b) Cornerstone Innovations (SM)
                         SEPARATE ACCOUNT TWELVE
S-6        333-114401    HV-4824 -- Group Variable Funding Agreements -- The HART Program
S-6        333-114404    HV-4900 -- Group Variable Funding Agreements -- The HART Program

                                  Schedule A-1